September 30, 1998

Rampart Capital Corporation, et al.
700 Louisiana, Suite 2540
Houston, Texas 77002

Re: SIXTH AMENDMENT TO LOAN AGREEMENT (Sixth Amendment) dated as of September 30, 1998 by and between Southwest Bank of Texas N.A. and Rampart Capital Corporation, et. al

Gentlemen:

This Sixth Amendment is made and entered into as of the date above between SOUTHWEST BANK OF TEXAS N.A. ("Bank") and Borrower(hereinafter defined) to evidence the parties' agreement to modify and amend the existing Loan Agreement, as last amended by Fifth Amendment to Loan Agreement dated on May 1, 1998 effective as of January 1, 1998 (all capitalized terms which are defined in the Loan Agreement shall have the same meaning herein, unless expressly modified hereby).

Borrower has requested that the Loan Agreement be modified and the Bank has agreed to such modifications upon the terms set forth herein. For sufficient consideration, the parties hereby agree that the Loan Agreement is modified to the extent required to accomplish the intent of the specific modifications of this Sixth Amendment.

The term "Borrower" is hereby defined to include the following entities, jointly and severally, Rampart Capital Corporation, a Texas corporation ("RCC"); Rampart Facilities Corporation, a Texas corporation; Rampart Ventures Corporation, L.L.C., a Texas limited liability company; Rampart Acquisition Corporation, L.
L. C., a Texas limited liability company; Rampart Properties Corporation, a Nevada corporation; IGBAF, inc., a Texas corporation; IGBF, inc., a Texas corporation; Ag Capital Corporation, an Oklahoma corporation; Leissner's, Inc., a Texas corporation; and BCL Enterprises, inc. a Texas corporation; provided, however, (i) as to filings with the Bank and compliance issues under the Loan Agreement, RCC shall remain the entity primarily responsible for all such matters unless otherwise agreed to in writing by the Bank, and (ii) without further approval by the Bank, IGBP, inc. and Ag Capital Corporation may be consolidated into IGBAF, inc. Other subsidiaries of RCC maybe converted into limited liability companies without further approval from the Bank, as along as the transaction does not affect the Bank's lien position on the collateral.

This Sixth Amendment modifies the Loan Agreement to accomplish the following:

          1. Borrower hereby agrees that the Bank may designate an independent party to perform a collateral field audit of Borrower's assets to be done at the expense of Borrower butnot to exceed $2,000. The audit shall be completed by April 30, 1999 and annually thereafter. The Bank shall define the scope of such audit which will include, at a minimum, a review of the status of property taxes, the existence of tax liens and the adequacy of insurance coverage for all Eligible Class A Note Receivable, Eligible Class B Notes Receivable, Eligible Class C Notes Receivable, Status F Foreclosed Real Estate and Status G Foreclosed Real Estate.

          2. The term "Note" shall be that certain promissory note of even date herewith from Borrower to the Bank in the face amount of $5,000,000 due and payable on or before December 31, 1999.

          3. The term "Guaranty" or "Guaranties" shall refer individually to the respective Guaranty Agreements of Charles W. Janke, James H. Carpenter, Janke Family Partnership, Ltd., J. H. Carpenter Family Partnership Ltd. and In source Financial Corporation, a Texas corporation or severally to more than one such Guaranty.

          4. The term "Eligible Class F & I Assets" shall mean Eligible REO classified by Borrower as "Status F-Foreclosed R/E - Major Assets" and "Status I-Investment and Commercial Real Estate" as defined by Borrower.

          5. The Borrower will not permit its tangible net worth (on a consolidated basis) to be less than $2,800,000 at any time after December 31, 1998. As used herein, "tangible net worth" shall mean the sum of preferred stock (if any), par value of common stock, capital in excess of par value of common stock, and retained earnings less treasury stock (if any), less good will, cost in excess of net assets acquired, deferred development costs and all other assets as are properly classified as intangible assets.

          6. The Borrower shall maintain on a consolidated basis a ratio of Total Liabilities to Tangible Net Worth not exceeding 2.00:1.00. As used "total Liabilities "means the sum of current liabilities plus long term liabilities, excluding any deferred income taxes.

          7. Borrower has requested and the Bank has agreed to release the principal amount of $1,200,000 of that certain $1,700,000 Certificate of Deposit No. 25850 in the name of Janke Family Partnership, Ltd. so that only the remaining $500,000 of the certificate of deposit shall secure the Loan.

          8. Borrower shall pay to the Bank a facilities availability fee of THIRTY-THREE THOUSAND SEVEN HUNDRED FIFTY DOLLARS ($33,750.00).

          9. Borrower shall provide the Bank with instruments reasonably required by the Bank to evidence the extension of all liens and security interests in favor of the Bank securing the Loan.

To the extent that the terms and provisions of the Loan Agreement require modification to accomplish the specific terms set forth above, the parties agree that they shall cooperate to permit advances upon the terms set forth above. To the extent that the Bank, in its reasonable opinion, does not have adequate information to make an Advance based upon this Sixth Amendment, the Bank shall not be required to make an advance as to that item or items until such information is provided to the Bank in form required by the Bank. To further update and consolidate the reporting and covenants of Borrower set forth in paragraphs 13 and 14 of the Loan Agreement, such paragraphs, as amended, are attached hereto as Schedule 1 and made a part hereof for all purposes.

The representations and warranties of Borrower contained in the Loan Agreement and the other Security instruments and otherwise made in writing by or on behalf of the Borrower pursuant to the Loan Agreement and the other Security instruments were true and correct when made, and are true and correct in all material respects at and as of the time of delivery of this Sixth Amendment, except for such changes in the facts represented and warranted which are not in violation of the Loan Agreement, this Sixth Amendment or the other Security instruments and those matters which were not in compliance and the Bank was notified of same and as to those exceptions (but not to any future exceptions) which the Bank approved as exceptions to the Loan Agreement requirements. Previous items of non-compliance were approved and accepted by the Bank.

Borrower has performed and complied with all Loan Agreements and conditions contained in the Loan Agreement and the Security instruments required to be performed or complied with by Borrower prior to or at the time of delivery of this Sixth Amendment.

There exists, and after giving effect to this Sixth Amendment will exist, no default or Event of Default, or any condition, or act which constitutes, or with notice or lapse of time (or both) would constitute an Event of Default under any loan agreement, note agreement, or trust indenture to which the Borrower is a party, including without limitation, the Loan Agreement, the Notes and the Security instruments, to the knowledge of the parties hereto.

Nothing in this Sixth Amendment is intended to amend any of the representations or warranties contained in the Loan Agreement.

Borrower represents that this is a commercial, business and/or investment transaction and that the proceeds of the Notes have not and will not be used for personal, family, household or residential purposes; that all disclosures, if any, required by law have been received by Borrower prior to the execution hereof; and requests that Bank rely upon this representation, and the Bank has relied upon the representations and warranties contained in this Sixth Amendment in agreeing to the amendments and supplements to the Loan Agreement set forth herein.

Except as otherwise expressly provided herein, the Loan Agreement, the Security Instruments, the Notes and the other instruments and agreements referred to therein are not amended, modified or affected by this Sixth Amendment. Except as expressly set forth herein, all of the terms, conditions, covenants, representations, warranties and all other provisions of the Loan Agreement are herein ratified and confirmed and shall remain in full force and effect.

On and after the date on which this Sixth Amendment becomes effective, the terms, "this Loan Agreement," "hereof," "herein," "hereunder" and terms of like import, when used herein or in the Loan Agreement shall, except where the context otherwise requires, refer to the Loan Agreement, as amended by this Sixth Amendment.

This Sixth Amendment may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

It is understood between the parties hereto that Borrower shall provide Bank, at Borrower's expense, all other reports, further agreements and instruments, title policies, surveys, and other documentation as reasonably requested during the term of the Notes, so as to preserve, protect and perfect, or maintain the perfection, of all liens created by the instruments securing payment of the Notes or other required documentation so that Bank shall have all documentation necessary to comply with Bank's internal lending policies and that documentation required by any applicable regulatory agency/authority.

All notices to Borrower shall be sent to the address set forth above. All notices to Guarantors or any other liable parties shall be given to them at the Borrower's address and also to the last home address in the files of the Bank.

Borrower and Bank agree that without the written consent of Charles W. Janke and James H. Carpenter, the Borrower may not increase the maximum amount of the Loan.

The Bank acknowledges and conditionally consents (such consent is subject to review of actual documents submitted to the Bank at which time the Bank's final consent will not be unreasonably withheld or delayed) to the fact that Borrower and one or more Guarantors are entering into (a) indemnity Agreements with respect to the Loan and Guaranties, (b) Stock Pledge Agreements with respect to collateral for the indemnity Agreements, (c) Security Agreements with respect to collateral for the Indemnity Agreements, (d) By Law Modifications, and (e) Shareholder Buy/Sell Agreements; all of which will potentially result in (i) a change in ownership percentages of Borrower, (ii) one or more Guarantors purchasing (after an event of default which is not timely cured) the Loan and all collateral related thereto upon the terms provided in the Loan Documents, and (3) related undertakings. Bank agrees that the existence and substance of the above documents (now or those documents consented to in the future by the Bank) and arrangement do not create a default under any document pertaining to the Loan.

The Bank hereby confirms that the Bank has returned the Guaranty Agreement of Kyra Janke given in connection with the original transaction involving this Loan and that Kyra Janke is no longer a Guarantor of this Loan.

NOTICE TO OBLIGERS: THIS DOCUMENT AND ALL OTHER DOCUMENTS RELATING TO THIS LOAN CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES TO THIS LOAN. THE TERM "PARTIES" INCLUDES THE UNDERSIGNED PERSONS AND ENTITIES. THE TERM "LOAN" INCLUDES THIS AGREEMENT AND THE DOCUMENTS REFERENCED HEREIN.

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be executed on the date first set forth above but in all respects effective as of September 30, 1998.

BORROWER:

                                       RAMPART CAPITAL CORPORATION

                                       BY: /S/ Charles  W. Janke
                                       Charles  W. Janke
                                       President


                                       RAMPART FACILITIES CORPORATION


                                        BY:  /S/ Charles  W. Janke
                                        Charles  W. Janke, President


                                       RAMPART VENTURES CORPORATION, L.L.C.,


                                       BY /S/   Charles W. Janke
                                       Charles W. Janke, Managing Member

                                       RAMPART ACQUISITION CORPORATION, L.L.C.

                                        BY:  /S/ Charles W. Janke
                                        Charles W. Janke, Managing Member

                                        RAMPART PROPERTIES CORPORATION


                                         BY:  /S/   Charles  W. Janke
                                         Charles  W. Janke, President

                                         IGBAF, INC.

                                         BY:   /S/ Charles  W. Janke
                                         Charles  W. Janke, President

                                         IGBF, INC.

                                         BY:   /S/ Charles  W. Janke
                                         Charles  W. Janke, President

                                         AG CAPITAL CORPORATION

                                         BY:   /S/ Charles  W. Janke
                                         Charles  W. Janke, President


                                          LEISSNER'S INC.


                                          BY:   /S/Charles  W. Janke
                                          Charles  W. Janke, President


                                          BCL ENTERPRISES. INC.

                                          BY:    /S/Charles  W. Janke
                                          Charles  W. Janke, President

BANK:
                                          SOUTHWEST BANK OF TEXAS N.A.


                                           BY:  /S/Charles  W. Janke
                                           Michael R. Adams, Vice President


ATTACHMENT: SCHEDULE I - Paragraphs 13 and 14 of the Loan Agreement

                                   SCHEDULE I
                      to Sixth Amendment to Loan Agreement

Restatement of Paragraphs 13 and 14 (after Sixth Amendment):

13. Without request by Bank, Borrower agrees to furnish, or cause to be furnished, Bank with true, correct and complete copies of the following as indicated, until the Notes are paid in full and the Bank's commitment to lend under the Line of Credit Note is terminated:

a. promptly after becoming available and in any event within thirty (30) days after the end of each month, Borrower's financial statements in comparable form as previously furnished to Bank, consisting of at least (i) the balance sheet of Borrower as of the end of such year prepared on a cost basis, (ii) the statement of profit and loss of Borrower for such year prepared on a cash basis, and (iii) the statement of reconciliation of capital accounts of Borrower for such year; certified by the principal financial officer of Borrower to be true and correct and fairly reflect Borrower's financial condition and operations;

b within thirty (30) days after the filing of same, copies of the federal income tax return of Borrower;

c. as soon as available and in any event within thirty (30) days after the end of each calendar month, a Borrowing Base Certificate, substantially in the form as previously approved by the Bank, calculating the amount of the Borrowing Base;

d. as soon as available and in any event within thirty (30) days after the end of each calendar month, a full and complete list of all Eligible Notes Receivable and all liens securing same which are owned by Borrower and pledged to Bank under any of the Collateral Assignments; such list shall be in the form and containing information of a type and scope as currently delivered to Bank in connection with the Prior Collateral Assignment unless and until Bank requests additional information;

e. such other information regarding the business and affairs and financial condition of Borrower, and the Guarantors, as Bank may reasonably request;

f. a monthly officer's certificate of Borrower that Borrower has paid and discharged all taxes, assessments and governmental charges or levies imposed on Borrower or on its income or profits or on any of its property prior to the date on which penalties or liens attach thereto; provided, however, Borrower shall not be required to pay any. such tax, assessment, charge, levy or claim the payment of which is being contested in good faith and by proper proceedings; provided further, however, the parties acknowledge and agree that it is Borrower's customary practice not to pay real property taxes on its real estate interests unless the failure to do so would have an immediate and material adverse effect on Borrower's ability to continue its operations;

g. Prompt notice of all litigation and all proceedings before any governmental or regulatory agencies against Borrower, except litigation or proceedings not materially adversely affecting the financial condition of Borrower;

h. Prompt notice of all litigation and all proceedings before any governmental or regulatory agencies against any Guarantor, except litigation or proceedings not materially adversely affecting the financial condition of such Guarantor; and

i. as soon as available and in any event within one hundred twenty (120) days after December 31, 1996, and all calendar years thereafter, the financial statements listed in Paragraph 1 3(a) as of the end of such calendar year audited by a Certified Public Accountant or Firm approved by the Bank.

14. Borrower will not permit any material change to be made in the character of its business as carried on at the date hereof;

a. Borrower shall furnish executed Deeds of Trust on any property covered by the Collateral Assignments to which Borrower obtains title promptly after taking such action, such that upon recording of such Deed of Trust, Bank will have a first priority lien; provided, however, this provision shall apply only to foreclosure (or deed in lieu thereof) against properties which secure any Eligible Note Receivable to which Borrower has an allocated cost of over $100,000.00;

b. Borrower agrees that 100% of the Net Purchase Price received by Borrower from the sale, compromise or settlement of any Eligible Note Receivable and Eligible REO shall be applied to the payment of the Notes;

c. Borrower shall maintain, or cause to be maintained, accurate books and records pertaining to the Eligible Notes Receivable in accordance with generally accepted practices and procedures Borrower will, upon Bank's request, mark Borrower's ledger cards, books of account and other records relating to the Eligible Notes Receivable with appropriate notations satisfactory to Bank, disclosing that Borrower has granted to Bank a security interest in the Eligible Notes Receivable or containing such other designations as Bank may require. All such records shall be kept at Borrower's address as it appears in this Loan Agreement;

d. Borrower will, promptly upon learning thereof, report to Bank all matters materially affecting the value, enforceability or collectability of any of the Eligible Notes Receivable such as claims or disputes asserted by any maker as to the amount of principal or interest owing on such promissory notes and/or the enforceability of the liens securing the payment thereof;

e. Borrower will promptly provide Bank with notice of any event which will have an immediate and material adverse effect on the Borrower's ability to conduct its business as presently conducted;

f. Borrower shall continue to be a corporation duly incorporated and existing in good standing under the laws of the State of Texas or the State of Oklahoma or the State of Nevada, as applicable, and continue to be duly licensed or qualified as a foreign corporation in all jurisdictions wherein the character of the property owned or leased by it or the nature of the business transacted by it makes licensing or qualification necessary as a foreign corporation;

g. Subsequent to Bank taking legal title to the Eligible Notes Receivable by commercially reasonable means in accordance with applicable law, Bank shall have the right to receive, endorse, assign and/or deliver in the name of Bank or Borrower any and all checks, drafts and other instruments for the payment of money relating to the Eligible Notes Receivable, and Borrower hereby waives notice or presentment, protest and of non-payment of any instrument so endorsed. Borrower further authorizes Bank to sign Borrower's name on any verifications of Eligible Notes Receivable, to send verifications of Eligible Notes Receivable to any party and to do all other acts and things necessary to carry out the provisions of this Loan Agreement. Bank and its officers, directors, agents and designees shall not be liable for any acts of omission or commission, or for any error of judgment or mistake of act or law by Bank after taking such legal title, unless done maliciously or with gross negligence;

h.   To  the  limited  extent  required  by  any  regulatory   authority  having
     jurisdiction over Bank, Borrower will furnish to Bank appraisals of the real property held as collateral prepared in accordance with Bank's instructions and in form and substance satisfactory to Bank, within ninety
     (90) days of each request, the cost of which is to be borne solely by Borrower;

i. Borrower will permit any officer, employee or agent of Bank to visit and inspect its principal place of business, both interior and exterior, examine so books ofrecord and accounts, take copies and extracts therefrom, and discuss the affairs, finances and accounts of Borrower with Borrower's accountants and auditors, all at such reasonable times and as often as Bank may desire;

j. Bank shall hold the originals of all Eligible Notes Receivable in its possession and Borrower shall take such other and further action as may be necessary to maintain Bank's perfected security interest in the Eligible Notes Receivable;

k. Borrower will permit any officer, agent or employee of the Bank's real estate department to review the Eligible Class A Notes Receivable and Eligible Class F & I Assets to assess a valuation of such collateral to determine the Borrowing Base and to determine whether any such property should be reclassified as Eligible Remaining Assets:

l. Borrower will not permit its tangible net worth (on a consolidated basis) to be less than $2,800,000 at any time after December 31, 1998. As used herein, "tangible net worth" shall mean the sum of preferred stock (if any), par value of common stock, capital in excess of par value of common stock, and retained earnings less treasury stock (if any), less good will, cost in excess of net assets acquired, deferred development costs and all other assets as are properly classified as intangible assets; and

m. Borrower shall maintain on a consolidated basis a ratio of Total Liabilities to Tangible Net Worth not exceeding 2.00: 1.00. As used "Total
     Liabilities"   means  the  sum  of  current liabilities  plus  long  term liabilities, excluding any deferred income taxes.